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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the inclusion in this Registration Statement on Form S-4 for United international Holdings, Inc. and in each Prospectus constituting part of this Registration Statement our report dated March 15, 1996 on the financial statements of XYZ Entertainment Pty Limited. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.



March 2, 1998

/s/ Deloitte Touche Tohmatsu
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Vincent Sweeney
Partner